UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 3, 2015

SeaWorld Entertainment, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9205 South Park Center Loop, Suite 400 Orlando, Florida	32819
(Address of Principal Executive Offices)	(Zip Code)

(407) 226-5011

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of SeaWorld Entertainment, Inc.’s (the “Company”) annual compensation-setting process, on March 3, 2015, the Company’s Compensation Committee (the “Committee”) recommended, and the Company’s Board of Directors (the “Board”) approved annual bonus and long-term incentive plan equity-based awards to certain of the Company’s executive officers, including Messrs. James M. Heaney (Chief Financial Officer), G. Anthony (Tony) Taylor (Chief Legal and Corporate Affairs Officer, General Counsel and Corporate Secretary), Daniel B. Brown (Chief Parks Operations Officer) and Donald W. Mills, Jr. (Orlando Park President) under the Company’s 2013 Omnibus Incentive Plan (the “Incentive Plan”).

Equity-Based Awards under 2015 Bonus Plan

On March 3, 2015, the Board approved the annual bonus plan (the “2015 Bonus Plan”) for the fiscal year ending December 31, 2015 (the “Fiscal 2015”), pursuant to which certain of the Company’s executive officers are eligible to receive a bonus with respect to Fiscal 2015, payable 50% in cash and 50% in equity, based upon the Company’s achievement of certain pre-established performance goals with respect to Adjusted EBITDA for Fiscal 2015, as publicly disclosed in (or otherwise calculated in a manner consistent with) the Company’s earnings release with respect to Fiscal 2015. Under the 2015 Bonus Plan, the following executive officers have a target bonus opportunity in the following amounts (expressed as a percentage of their respective annual base salary paid during Fiscal 2015): Mr. Heaney: 100%; Mr. Taylor: 100%; Mr. Brown: 100%; and Mr. Mills: 100%. The Board also approved the 2015 Bonus Plan payouts based on the extent the Company achieves the Adjusted EBITDA performance goal for Fiscal 2015 which, for the cash portion of the bonus, ranges from 0% (if below threshold performance) to 150% (at or above maximum performance) and, for the equity portion of the bonus, ranges from 0% (if below target performance) to 100% (at or above target performance).

Pursuant to the 2015 Bonus Plan, on March 3, 2015, the Board granted performance-vesting restricted stock, with a one-year performance period covering Fiscal 2015, to the following executive officers in the following amounts: Mr. Heaney was granted 9,388, Mr. Taylor was granted 9,546, Mr. Brown was granted 9,124 and Mr. Mills was granted 9,124. These shares of performance-vesting restricted stock represent each executive officer’s equity portion (50%) of the 2015 Bonus Plan.

Equity-Based Awards under 2015 Long-Term Incentive Plan

On March 3, 2015, the Board approved a long-term incentive plan (the “2015 Long-Term Incentive Plan”) for Fiscal Year 2015 and granted nonqualified stock options (“options”), time-vesting restricted stock (“time-vesting shares”) and performance-vesting restricted stock, with a three-year performance period (“performance-vesting shares”), to certain of the Company’s executive officers.

Stock Options

The options vest ratably over four years from the date of grant, subject to the executive’s continued employment through the applicable vesting date and will expire 10 years from the date of grant or earlier if the executive’s service terminates. The options have an exercise price per share equal to the closing price of the Company’s common stock as reported on the New York Stock Exchange on the date of grant. If the executive’s employment terminates for any reason other than as described below, all unvested options will be forfeited. Upon (1) a termination of an executive’s employment by the Company without cause or a termination due to the executive’s death or disability, in each case within 12 months following a change in control, all unvested options will immediately vest and become exercisable; (2) a termination due to the executive’s death or disability, other than within 12 months following a change in control, a pro-rata portion of the next (25%) tranche of the options that was scheduled to vest on the next vesting date will immediately vest based on the number of months that the executive was employed during the relevant one-year vesting period; and (3) termination for cause, all vested and unvested options terminate. Upon termination due to death or disability, all vested options will remain exercisable for one year thereafter. Upon termination of employment for any other reason all vested options will remain exercisable for 90 days thereafter; provided that, in each case, the options expire upon a violation of specified restrictive covenants.

Pursuant to the 2015 Long-Term Incentive Plan, on March 3, 2015, the Board granted options to the following executives in the following amounts: Mr. Heaney was granted 54,062, Mr. Taylor was granted 54,973, Mr. Brown was granted 52,543 and Mr. Mills was granted 52,543. The exercise price per share under each grant was $18.96.

Time-Vesting Shares

The time-vesting shares vest ratably over four years from the date of grant, subject to the executive’s continued employment through the applicable vesting date. If the executive’s employment terminates for any reason other than as described below, all unvested time-vesting shares will be forfeited. Upon (1) a termination of an executive’s employment by the Company without cause or termination due to the executive’s death or disability, in each case within 12 months following a change in control, all unvested time-vesting shares will immediately vest; and (2) a termination due to the executive’s death or disability, other than within 12 months following a change in control, a pro-rata portion of the next (25%) tranche of the time-vesting shares that was scheduled to vest on the next vesting date will immediately vest based on the number of months the executive was employed during the relevant one-year vesting period.

Pursuant to the 2015 Long-Term Incentive Plan, on March 3, 2015, the Board granted time-vesting shares to the following executives in the following amounts: Mr. Heaney was granted 12,517, Mr. Taylor was granted 12,728, Mr. Brown was granted 12,165 and Mr. Mills was granted 12,165.

Performance-Vesting Shares

The performance-vesting shares vest following the end of the three-year performance period beginning on January 1, 2015 and ending on December 31, 2017 based upon the Company’s achievement of certain pre-established performance goals with respect to Adjusted EBITDA for each fiscal year of the performance period, as publicly disclosed in (or otherwise calculated in a manner consistent with) the Company’s earnings release with respect to such fiscal year. The total number of performance-vesting shares that are eligible to vest is based on the level of achievement of the Adjusted EBITDA target for each fiscal year in the performance period, which ranges from a 0% (if below threshold performance), to 50% (for threshold performance), to 100% (for target performance), and up to 200% (at or above maximum performance). For actual performance between the specified threshold, target, and maximum levels, the resulting vesting percentage will be adjusted on a linear basis.

Upon a change in control during the performance period, the number of performance-vesting shares that are eligible to vest will be determined based on actual performance through that date (and, to the extent actual performance is unable to be calculated, at target performance) (the “Actual Performance Factor”) and such number of performance-vesting shares will vest at the end of the performance period subject only to the executive’s continued employment through such date. If the executive’s employment terminates for any reason other than as described below, all unvested performance-vesting shares will be forfeited. Upon (1) a termination of an executive’s employment by the Company without cause or termination due to the executive’s death or disability, in each case within 12 months following a change in control, the performance-vesting shares will vest based on the Actual Performance Factor; and (2) a termination due to the executive’s death or disability, other than within 12 months following a change in control, a pro-rata portion of the performance-vesting shares will immediately vest based on the Actual Performance Factor, with such pro-rata portion based on the number of months that the executive was employed with the Company during the performance period.

Pursuant to the 2015 Long-Term Incentive Plan, on March 3, 2015, the Board granted performance-vesting shares to the following executives in the following amounts, and such amounts assume that the maximum level of performance is achieved for each fiscal year of the performance period (with the actual number of shares to be earned based on the performance criteria described above): Mr. Heaney was granted 25,035, Mr. Taylor was granted 25,457, Mr. Brown was granted 24,331 and Mr. Mills was granted 24,331.

Covenants and Clawback

Each of the foregoing executive grantees of an option, a time-vesting share or a performance-vesting share under the 2015 Long-Term Incentive Plan is subject to restrictive covenants related to post-employment non-competition and non-solicitation covenants for 12 months and 24 months, respectively, following any termination of employment, and indefinite covenants covering trade secrets, confidentiality, and non-disparagement. Under the award agreements, if there is a restrictive covenant violation, the Committee may, in its sole discretion, take actions permitted under the Incentive Plan, including: (i) cancel the equity award, or (ii) require that the executive to forfeit any gain realized on the vesting or exercise of the equity award, and repay such gain to the Company. In addition, if the executive receives any amount in excess of what the executive should have received under the terms of the equity award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the executive will be required to repay any such excess amount to the Company.

Item 7.01 Regulation FD Disclosure.

On March 3, 2015, the Company granted approximately 900,000 nonqualified stock options, 270,000 time-vesting shares and 230,000 performance-vesting shares under the 2015 Long-Term Incentive Plan along with approximately 420,000 performance-vesting shares under the 2015 Bonus Plan. For fiscal year 2015, the Company expects to recognize approximately $2.0 million in non-cash equity compensation expense related to awards granted to employees on March 3, 2015 under the 2015 Bonus Plan and the 2015 Long-Term Incentive Plan. If all performance conditions for 2015 are met, the Company could recognize up to an additional $8.5 million in non-cash equity compensation related to these awards in 2015.

The information set forth under this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this Current Report on Form 8-K. A more thorough discussion of certain risks, uncertainties and other factors that may affect the Company is included in the Company’s most recent Annual Report on Form 10-K and in subsequent reports, including the Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, that the Company files or furnishes with the Securities and Exchange Commission.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: March 9, 2015	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal and Corporate Affairs Officer, General Counsel and Corporate Secretary